As filed with the Securities and Exchange Commission on October 13, 2016.

Registration No. 333-210703

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No 1. to Form S-1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXT GEN WATER CORPORATION LTD.

(Exact name of registrant as specified in its charter)

Nevada	4941	47-1951265
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

FT B 33/F Blk. 1 Victoria Ctr.

15 Watson Road, North Point, Hong Kong

Tel.: 85225702177

(Address and Telephone Number of Registrant's Principal

Executive Offices and Principal Place of Business)

Nevada Processing Center, Inc.

6940 West Desert Inn Road

Las Vegas, Nevada 89146

Tel.: (702) 253-7499

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, WA 98101

Tel No.: (206) 274-4598

Fax No.: (206) 493-2777

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.      [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.     [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock	5,000,000	$0.05	$250,000	$25.18

(1)

In the  event of a stock  split,  stock  dividend  or  similar  transaction involving  our  common  stock,  the  number  of  shares   registered  shall automatically  be increased to cover the additional  shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

 The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED ________________, 2016

Up to 5,000,000 Common Shares

NEXT GEN WATER CORPORATION LTD.

 This prospectus covers the resale of:

·	5,000,000 shares of our common stock, par value $0.001 per share;

This is the initial offering of common stock of Next Gen Water Corporation Ltd. and no public market currently exists for the securities being offered. We are registering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.05 per share to the general public in a best efforts offering.  We estimate our total offering registration costs to be approximately $8,000.  There is no minimum number of shares that must be sold by us for the  offering  to  proceed,  and we will  retain  the  proceeds  from the  sale of any of the  offered  shares.  The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Tom Moore, will attempt to sell the shares.  We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration  payable to him for any shares he may sell. Mr. Moore will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1933.  The ;shares will be offered at fixed price of $0.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Next Gen Water Corporation Ltd. is a shell company and has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital to commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. As a shell company we will not be able to use registration statements on Form S-8, we will have limitations on the ability of our shareholders to use Rule 144 and teh potential reduced liquidity of illiquidity of these securities. We reiterate that the shares offered herein involve a high degree of risk.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the OTC Markets. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Markets. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 5 THROUGH 12 BEFORE BUYING ANY SHARES OF NEXT GEN'S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Duration of the Offering:  The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors  decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

 Gross Proceeds:                   If 25% of the shares sold -   $ 62,500

If 50% of the shares sold -   $125,000

If 75% of the shares sold -   $187,500

If 100% of the shares sold - $250,000

There is no guarantee that we will receive any proceeds from this offering.

The Date of This Prospectus Is:  April 12 , 2016

i

 FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our beliefs and assumptions. Words including "may," "could," "would," "anticipates," "expects," "intends," "plans," "projects," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which remain beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the results of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the  Financial Statements, before making an investment decision.

Overview

We were incorporated on September 26, 2014 in Nevada as Jobswipe Corporation ("Jobswipe"). Until closing of the Acquisition (described below), Jobswipe operated solely as a proposed next generation tool that would simplify the pairing of would be employers with interested applicants through a secure, easy to use smartphone application.

On September 17, 2015, we changed our corporate name to Next Gen Water Corporation Ltd. ("Next Gen") from Jobswipe Corporation, to reflect the new direction of the Company. Next Gen, with the assistance of third parties whom have a significant amount of knowledge in this field, is a developer, manufacturer and distributor of Atmospheric Water Harvester (AWH) technology. Next Gen paid a third party to conduct the research and development and build prototypes for our technology. This technology provides a cost-effective solution to the global shortage of drinking water by extracting water from air and turning it into clean, healthy drinking water. The technology transforms available water vapor from air humidity into great tasting drinking water by using refrigeration technology that condenses water vapor. AWH machines continuously simulate the "dew point" allowing water to be collected even in relatively low-humidity conditions. Next Gen has acquired an inventory of various prototype atmospheric water harvester machines which it intends to mass produce for marketing and distribution.

We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds").  To implement our plan of operations we require a minimum of $42,000 for the next twelve months as described in our Plan of Operations.  There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue. In fact, since we have not commenced operations, there is no guarantee that we will commence operations as described in the overview.

Being a shell company, we have very limited operating history. If we do not generate any revenue we may need a minimum of $117,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.  Our principal executive offices are located at FT B Blk. 1 Victoria Ctr., 15 Watson Road, North Point, Hong Kong.  Our phone number is 85225702177.

From inception (September 26 , 2014) until the date of this filing, we have had limited operating activities.  Our audited financial statements from inception (September 26, 2014) through August 31, 2015, reports no revenue and a net loss of $58,784. Our independent registered public accounting firm, Gillespie & Associates, PLLC has issued an audit opinion for Next Gen Water Corporation Ltd. which includes a statement expressing substantial doubt as to our ability to continue as a going  concern.  To date, we have developed our business plan and developed business-model of our atmospheric water harvesting machines.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of approximately $117,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum 50% funding from the offering of approximately $117,000, our business may fail. Since we are presently a shell company and in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

Recent Developments

None

Corporate Information

Our executive offices are located at FT B Blk. 1 Victoria Ctr., 15 Watson Road, North Point, Hong Kong.  Our phone number is 85225702177 and our Internet address is www.nextgenwater.net  The information on, or that may be, accessed from our website is not part of this Prospectus.

The Offering

The Issuer:

Next Gen Water Corporation Ltd.

Securities Being Offered:

5,000,000 shares of common stock.

Price Per Share:

 $0.05

Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds:                             If 25% of the shares sold -   $ 62,500

If 50% of the shares sold -   $125,000

                 If 75% of the shares sold -   $187,500

                 If 100% of the shares sold - $250,000

Securities Issued and

Outstanding:                                  There are 4,422,000 shares of common stock issued and outstanding as of  the date of this prospectus. If we are successful  at selling all the shares in this offering, we will have  9,422,000 shares issued and outstanding.

Subscriptions:                                All subscriptions once accepted by us are irrevocable.

Registration Costs:

We estimate our total offering registration cost to be approximately $8,000.

Risk Factors:

See "Risk Factors" and the other  information  in this  prospectus  for a discussion  of the factors you should  consider  before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $250,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	August 31, 2015 (audited)	As of May 31, 2016
Balance Sheet
Total Assets	$466	$26,590
Total Liabilities	$9,250	$23,500
Stockholders' Equity (Deficit)	$(8,784)	$3,090
	For the three months ended November 30, 2015	Period from September 26, 2014 (date of inception) to November 30, 2015
Income Statement
Revenue	$-	$-
Total Expenses	$14,369	$73,153
Net Loss	$(14,369)	$(73,153)

	For the three months ended February 29, 2016	Period from September 26, 2014 (date of inception) to February 29, 2016
Income Statement
Revenue	$-	$-
Total Expenses	$9,916	$83,069
Net Loss	$(9,916)	$(83,069)

RISK FACTORS

AN INVESTMENT  IN OUR COMMON STOCK  INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE  INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS,  OPERATING  RESULTS  AND  FINANCIAL  CONDITION  COULD  BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE,  COULD DECLINE DUE TO ANY OF THESE RISKS,  AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

Risks Related to our Business

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors  have  issued a going  concern  opinion.  This means that there is substantial doubt  that we can  continue  as an ongoing  business  for the next twelve  months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

WE MAY CONTINUE TO LOSE MONEY AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are company with limited operations, have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the "Plan of Operation" section of this prospectus. As of May 31, 2016, we had cash in the amount of $294, inventory in the amount of $16,296, intangible assets of $10,000 and liabilities of $23,500. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum 50% funding from the offering of approximately $117,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from our directors, who have informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, our directors have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A SHELL COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on September 26, 2014 and to date have been involved primarily in organizational activities. We are a shell company and have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE,WHICH INCREASES THE RISK THAT OUR BUSINESS WILL FAIL.

We have limited experience in the sales and marketing of atmospheric water harvesting machines. Our future success will depend, among other factors, upon whether our products can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our atmospheric water harvesting machines will gain wide acceptance in its targeted markets or that we will be able to effectively market our products.

WE ARE IN A COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

The business of marketing and selling atmospheric water harvesting machines is very competitive.  Barriers to entry are relatively low, and we face competitive pressures from companies entering this market.. There are a number of successful  companies that have this technology, which may prevent us from gaining enough market share to become  successful.  These competitors have existing  customers that may form a large part of our  targeted  client  base,  and such  clients may be hesitant to switch over from already  established  competitors to our service.  If we cannot gain enough market share, our business and our financial  performance  will be adversely affected.

SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

WE CANNOT GUARANTEE FUTURE CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS,THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

WE DEPEND TO ASIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only two employees who are our officers and directors. We depend entirely on the directors for all of our operations.  The loss of either director would have a substantial negative effect on our company and may cause our business to fail. The directors has not been compensated for his services since our incorporation,  and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of our directors services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officers and directors. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

BECAUSE OUR OFFICERS AND DIRECTORS WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Tom Moore and Ka Tin Foo, our officers and directors will only be devoting limited time to our operations. They will be devoting approximately 20 hours a week each to our operations. Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. Our officers do not owe fiduciary duties to any companies or entities other than Next Gen.

OUR OFFICERS AND DIRECTORS HAVE NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Tom Moore and Ka Tin Foo, our officers and directors have no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

OUR EXECUTIVE OFFICERS DO NOT RESIDE IN THE UNITED STATES. THE U.S. STOCKHOLDERS WOULD FACE DIFFICULTY IN EFFECTING SERVICE OF PROCESS AGAINST OUR OFFICERS.

Our executive officers do not reside in the United States. The U.S. stockholders would face difficulty in:

     *    effecting service of process within the United States on our officers;

     *    enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;

     *    enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and

     *    bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers.

WE ARE AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

  -    have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

  -    provide an auditor attestation with respect to management's report on the effectiveness of our internal controls over financial reporting;

 -    comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements(i.e., an auditor discussion and analysis);

  -    submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

  -    disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on September 26, 2014, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $250,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934,as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited ;investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

OUR PRESIDENT, TOM MOORE DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Tom Moore does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Next Gen and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from our officers and directors, who has verbally agreed to loan the company funds to complete the registration process. Our Director's verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 750,000,000 shares of common stock, par value $0.001 per share, of which 4,422,000 shares are currently issued and outstanding. If we sell the 5,000,000 shares being offered in this offering, we would have 9,422,000 shares issued and outstanding. As discussed in the "Dilution" section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. The existing shareholders have acquired a total of 4,422,000 restricted common shares at a price of $0.02 per share. New investors will suffer an immediate dilution effect by purchasing the offered shares.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and "best-efforts" basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.05.The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $250,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Number of shares sold

25%

 50%

  75%

100%

-----------

 -----------

-----------

 -----------

GROSS PROCEEDS

62,500

  125,000

187,500

250,000

Offering expenses

  8,000

      8,000

    8,000

    8,000

NET PROCEEDS

54,500

  117,000

179,500

242,000

Office

  2,000

      3,000                          4,000

    5,000

Water machine manufacturing

                   35,500

    90,000                      139,500                               204,000

Marketing Campaign

  2,000

      4,000                          6,000                                   8,000

Salesperson

  5,000

    10,000                        20,000                                 20,000

SEC reporting and compliance

10,000

    10,000                        10,000                                 10,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, our directors have verbally agreed to loan the Company funds to complete the registration process. The Director's verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. The Director's will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by our directors.The Director's will be repaid from revenues of operations if and when we generate revenues to pay the ation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of May 31, 2016 was $(6,190) or approximately $.0001 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of May 31, 2016.

The following table sets forth as of May 31, 2016, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.05 per share of common stock.

Percent of Shares Sold from Maximum

Offering Available	25%	50%	75%	100%
Offering price per share	$0.05	$0.05	$0.05	$0.05
Post offering net tangible book value	47,590	110,090	172,590	235,090
Post offering net tangible book value per share	0.0105	0.0177	0.0226	0.0262
Pre-offering net tangible book value per share	0.0012	0.0012	0.0012	0.0012
Increase (Decrease) in net tangible book value per share after offering	0.0093	0.0158	0.0014	0.0250
Dilution per share	0.0395	0.0323	0.00274	0.00238
% dilution	3%	3.98%	4.0%	5.2%
Capital contribution by purchasers of shares	62,500	125,000	187,500	250,000
Capital Contribution by existing stockholder: Private Placement - $16,400 R&D paid- stockholder- $50,000	66,440	66,440	66,440	66,440
Percentage capital contributions by purchasers of shares	48.47%	65.29%	73.84%	79.00%
Percentage capital contributions by existing shareholders	51.53%	34.71%	26.16%	21.00%
Gross offering proceeds	62,500	125,000	187,500	250,000
Anticipated net offering proceeds	54,500	117,000	179,500	242,000
Number of shares after offering held by public investors	1,250,000	2,500,000	3,750,000	5,000,000
Total shares issued and outstanding	5,672,000	6,922,000	8,172,000	9,422,000
Purchasers of shares percentage of ownership after offering	22.04%	36.12%	45.89%	53.07%
Existing stockholders percentage of ownership after offering	77.96%	63.88%	54.11%	46.93%

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

  *    have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

  *    provide an auditor attestation with respect to management's report on the effectiveness of our internal controls over financial reporting;

  *    comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial ;statements (i.e., an auditor discussion and analysis);

  *    submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

  *    disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition,  Section 107 of the JOBS Act also provides that an emerging  growth  company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities  Act for complying  with new or revised  accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements  may  therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which could occur if the market value of our ordinary shares that is held by on-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance was $294 as of May 31, 2016. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from our director's and business associates, who have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees and if necessary, the $60,000 cost for an Order of Mold once the prototype machines have been approved, which is expected to occur in January, 2017 . As of May 31, 2016, our directors and business associates have advanced to us $23,500 for operations and $50,000 for research and development costs, which amount was converted to shares in November, 2015. Our directors and business associates, however, have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $117,000 of funding from this offering based on 50% completion. Being a shell company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at FT B Blk. 1 Victoria Ctr., 15 Watson Road, North Point, Hong Kong. Our phone number is 85225702177.

Next Gen, with the assistance of third parties whom have a significant amount of knowledge in this field, is a developer, manufacturer and distributor of Atmospheric Water Harvester (AWH) technology. Next Gen paid a third party to conduct the research and development and build prototypes for our technology. We have generated no revenues to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If e do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our "Plan of operation" below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $117,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on September 26, 2014. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a shell company that has not generated any revenue and just recently started our operations. If we are unable to successfully find clients who will use our service, we may quickly use up the proceeds from this offering.

We intend to spend money on the acquisition of atmospheric water harvesting machines in order to develop our business.   Further we do not expect significant changes in the number of employees.

Our plan of operations is as follows:

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. If we are unable to obtain minimum funding of approximately $117,000 (If 50% of the shares sold), our business may fail.

Our plan of operations following the completion is as follows:

OFFICE (1st-3 months)

$2,000-$5,000

Minimum requirements of our company to continue operations are, at least, obtaining the following office equipment: a telephone, a fax, a multifunction printer, stationery and furniture. We expect the cost to be equal to $2,000. We plan to buy the office equipment mentioned above in case we manage to sell 50% of the shares offered. In case we sell 75% of the shares offered we intend to buy additional equipment with advanced features with estimated price of $4,000. Provided that we sell all of the shares offered, we might be able to buy more advanced equipment to carry out everyday operations more successfully; therefore the office set up costs are estimated to be equal to $5,000.

WATER MACHINE PURCHASES (1st-5 months)

$35,500 -$199,000

The company was organized to engage in developing the next generation water solutions in order to address the global shortage of drinking water by extracting water from air and turning it into clean, healthy drinking water. We plan to buy a variety of atmospheric water harvesting machines from an Korean manufacturer. The company is looking to buy atmospheric water harvesting machines for both home and office use and commercial and industrial use. The production capacity of these machines will range between 8 gallons per day for the home and office units and up to 5000 gallons per day for the commercial and industrial units. The cost of these units ranges between $600.00 for the smallest home and office unit to $5,200.00 for the largest industrial unit. The Company is expected to make its final decision on the prototype machines manufactured in January of 2017. At that time, upon approval of the prototypes, it will be necessary for the Company to advance the manufacturer $60,000 for an Order of Mold and start the manufacture of the water machines which is estimated to take 120 days. At this time, the prototypes have been functioning properly over a nine month evaluation period without issues and it is expected that they will meet our criteria to proceed with manufacturing. If for any unforeseen reason the criteria is not met, the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations. Management will decide the number of each type of water machine to purchase after the evaluation period. We currently have no commitments for customers to buy these water machines.

MARKETING CAMPAIGN (6-12th months)

$2,000-$8,000

The company's marketing campaign focuses on raising awareness about the environmental and economic benefits of using atmospheric water harvesting machines. Environmental and economic benefits will be outlined within the brand of the company, thus allowing politicians, activists and business leader to pay serious attention to this alternative and connecting the company as the ultimate solution to this crisis. Private sector markets will become aware of the economic savings afforded by atmospheric water harvesting machines, while the public sector will be made aware of the efficiencies of this solution over others that are used now. The company's marketing will focus on global public relations, targeted networking, focused advertising and water related trade shows. In each of these venues they will target the both the public project and private sector markets along with distributors and retailers.

SALESPERSON (6th-12th months)

$5,000- $20,000

The company will also look for an independent sales agent to serve our markets. In order to develop a strong network of contacts, the company will offer an excellent margin system to sales agents selling our units. The margin will be similar to the margin that offered by other water solutions, so for every sale that the rep makes, he/she makes a commission as well as revenue from the installation. This system provides the rep with an incentive to recommend the company over the competition. These figures for salesperson are estimates only and will be defined more clearly once the evaluation process concludes in January 2017.

ESTIMATED EXPENSES FOR THE NEXT TWELVE MONTH PERIOD

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Number of shares sold

25%

 50%

  75%

100%

-----------

 -----------

-----------

 -----------

GROSS PROCEEDS

62,500

  125,000

187,500

250,000

Offering expenses

  8,000

      8,000

    8,000

    8,000

NET PROCEEDS

54,500

  117,000

179,500

242,000

Office

  2,000

      3,000                          4,000

    5,000

Water machine manufacturing

                   35,500

    90,000                      139,500                                204,000

Marketing Campaign

  2,000

      4,000                          6,000                                    8,000

Salesperson

  5,000

    10,000                        20,000                                  20,000

SEC reporting and compliance

10,000

    10,000                        10,000                                  10,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet  arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition,  revenues or  expenses,  results of  operations,  liquidity,  capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are shell company in the start-up stage of operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our  operations.  Equity financing could result in additional dilution to existing shareholder.

RESULTS OF OPERATIONS

FROM INCEPTION ON SEPTEMBER 26, 2014 TO MAY 31, 2016

During the period we incorporated the company, prepared a business plan. Our loss since inception is $85,350. We have just recently started our business operations, however, will not start significant operations until we have completed this offering. Our business operations are expected to increase once the evaluation process on our prototype water machnes is concluded in January, 2017.

LIQUIDITY AND CAPITAL RESOURCES

As of May 31,2016, the Company had $294 cash, inventory of $16,296, intangible assets of $10,000 and our liabilities were $23,500. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $117,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 4,422,000 shares of common  stock:

(See Beneficial Ownership Table for details)

a.

2,500,000 restricted common shares at $0.02 per share for a value of $50,000 pursuant to a research and  development agreement dated September 30, 2014.

b.

500,000 restricted common shares at $0.02 per share for a value of $10,000 pursuant to real property assignment agreement dated October 23, 2015.

c.

600,000 restricted common shares at $0.02 per share for a value of $12,000 to two directors and one advisory board member pursuant to services rendered.

d.

822,000 restricted common shares at $0.02 per share for proceeds of $16,440 pursuant to three private placement subscription agreements dated in October 2015.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from our directors, who have verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, the directors have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Our directors verbal agreement to provide us loans for registration costs is non-binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $117,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional  financing  available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company's management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $117,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

Next Gen is a developer, manufacturer and distributor of Atmospheric Water Harvester (AWH) technology. This technology provides a cost-effective solution to the global shortage of drinking water by extracting water from air and turning it into clean, healthy drinking water. The technology transforms available water vapor from air humidity into great tasting drinking water by using refrigeration technology that condenses water vapor. AWH machines continuously simulate the "dew point" allowing water to be collected even in relatively low-humidity conditions. Next Gen has acquired an inventory of various prototype atmospheric water harvester machines which it intends to mass produce for marketing and distribution.

The selection of home and office machines to be sold are the Next Gen 3000 and Next Gen X,Y & Z. The selection of commercial and industrial machines sold are the Next Gen 100, 200, 500, 1200, 3000 & 5000. The home and office models can produce up to 30 liters of drinking water per day based on relative humidity, while the commercial and industrial models can produce up to 5,000 liters of drinking water per day, based on relative humidity and size of the machine. Both water harvesting machines have the price and quality advantage that makes the machines economical to operate in any environment and superior to all other competitors in this innovative yet effective method of creating much needed clean water. The cost of operating these machines to produce water range from $.008 to $.025 per liter

Our principal office address is located FT B Blk. 1 Victoria Ctr., 15 Watson Road, North Point, Hong Kong. Our phone number is 85225702177. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a shell company and have not earned any revenue. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding.

BUSINESS

Next Gen, with the assistance of third parties whom have a significant amount of knowledge in this field, is a developer, manufacturer and distributor of Atmospheric Water Harvester (AWH) technology. Next Gen paid a third party to conduct the research and development and build prototypes for our technology.

Next Gen is in the business of acquiring innovative clean tech technologies and adding value to them through marketing and distribution efficiencies. The company is engaged in developing these next generation water solutions to extract water from air and turn it into clean, healthy drinking water. The technology transforms available water vapor from air humidity into great tasting drinking water by using refrigeration technology that condenses water vapor. Next Gen's atmospheric water harvesting machines continuously simulate the "dew point" allowing water to be collected even in relatively low-humidity conditions. Air is drawn through a specially designed filter that removes dust and purifies the air. The condensed water is then collected and passed through a water treatment module with an ultraviolet reactor light to kill any bacteria. In the final stage, the water passes through a one micron sediment filter and once again through an ultraviolet reactor followed by a high quality carbon filter, which enhances the water's taste.

In order to minimize our start-up costs, we will continue to outsource the manufacturing, marketing and set-up of our machines until the product demand warrants a more profitable method of producing the quantities needed to fulfill sales orders. Only at that point will we consider manufacturing the products ourselves.

We are a company on the stage of development and have not earned any revenue. In case we don't achieve estimated level of profitability, the company will be forced to cease operations due to the lack of funding.

Next Gen has entered into the following agreements from inception to May 31, 2016:

RESEARCH AND DEVELOPMENT AGREEMENT

The Company entered into a research and development technology agreement dated September 30, 2014 with Foreseeson Technology Inc, Robert Klein and Justin Liu to participate in technology development research and development resulting in the commercialization of the results of this research in producing an innovative air to water harvesting machine that will produce varying amounts of cleaning drinking water per day. The terms of the agreement are for one year and the Company is required to pay $50,000 due and payable in equal instalments of $12,500, the first payment being due upon the effective date of October 1, 2014 (all payments made). The payments were made by a shareholder on behalf of the Company and the shareholder has elected to take restricted common shares in the Company in lieu of a cash repayment, these restricted common shares were issued at $0.02 per share to the shareholder or her designates. In accordance with accounting policies, the research and development costs were expensed in the year ended August 31, 2015. No further research and development costs were incurred in the following periods ending November 30, 2015, February 29, 2016 and May 31, 2016.

 INTANGIBLE ASSET – ASSIGNMENT AGREEMENT FOR AIR –TO WATER MACHINES (Exhibit 10.2)

On October 23, 2015, the Company signed an agreement with Asiatic Management Consultants Ltd. ("Asiatic") for the acquisition of technology and other proprietary information of an Air to Water System for which three working prototype machines that have been delivered by the manufacturer. Upon evaluation of the prototype machines, the Company will confirm the Order of Mold and the manufacturer the Order of Engineering to manufacture a brand of sellable machines. Under the terms of the agreement, the Company will pay Asiatic $3,350 for the acquisition of three prototype machines for the Company's inventory and issue 500,000 restricted common shares to Asiatic. On November 24, 2015, the Company approved and issued 500,000 restricted common shares valued at $10,000 to Asiatic. In addition, after the evaluation of the prototype machines, the Company is required to process orders for an Order of Mold in the amount of $60,000. The Air to Water System include an air water generation function, a purification system for drinking water, hot and cold water dispensers, anti-bacteria safeguards and are CSA, UL electronic certificate achievable. During the three months ended November 30, 2015, the Company capitalized $10,000 in intangible costs. (August 31 - $Nil). No further costs have been capitalized in the following periods ending November 30, 2015, February 29, 2016 and May 31, 2016.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENTS

In October 2015, Next Gen entered into three private placement subscription agreements and issued 822,000 restricted common shares at $0.02 per share for proceeds of $16,440.

The private places were:

- Domain Land Holdings Ltd in the amount of 175,000 shares.

- May Joan Liu in the amount of 320,000 shares.

- Robert Klein in the amount of 327,000 shares.

OFFICE AND ADMIISTRATIVE SERVICES AGREEMENT

On October 1, 2014, Next Gen entered into an office and administrative services agreement dated October 1, 2014 with Tom Moore, our President to provide to provide those service to Next Gen for compensation of $750 per month.

The Company has acquired both home and office atmospheric water harvesting machines and commercial and industrial atmospheric water harvesting machines.

Home/Office Units are the Next Gen 3000 and  Next Gen X,Y & Z.

The Next Gen 3000 for the office or home is a full sized upright model that can produce up to 30 liters per day depending on humidity and temperature levels. The capacity of the home/office unit is designed to replace bottled water dispensers, eliminating the need for trucking, replenishment and storage of plastic bottles. These water units are equipped with an electronic control system that turns the machine on and off when full and can circulate the water to maintain clean drinking water 24 hours a day, 365 days a year. Humidity levels and filter changing requirements are indicated with dig-ital displays. The Next Gen 3000 is the water machine that we have received the initial 3 prototypes under the real property assignment agreement referred to above. The purchase price for the three prototypes was $3,350.

The Next Gen X is a full sized upright model that can produce up to 60L of drinking water per day depending on humidity and temperature levels. These water units are equipped with an electronic control system that turns the machine on and off when full and circulates the water to maintain clean drinking water 24 hours a day, 365 days a year. Humidity levels and filter changing requirements are indicated with digital displays.

The Next Gen Y is a full sized upright model that can produce up to 28L of drinking water per day depending on humidity and temperature levels. These water units are equipped with an electronic control system that turns the machine on and off when full and circulates the water to maintain clean drinking water 24 hours a day, 365 days a year. Humidity levels and filter changing requirements are indicated with digital displays.

The Next Gen Z is a full sized upright model that can produce up to 28L of drinking water per day depending on humidity and temperature levels. These water units are equipped with an electronic control system that turns the machine on and off when full and circulates the water to maintain clean drinking water 24 hours a day, 365 days a year. Humidity levels and filter changing requirements are indicated with digital displays.

The Next Gen X,Y and Z, one of each are the machines we acquired through the purchase of inventory from Foreseson Technology, Inc.

Commercial/Industrial Units are the Next Gen 100, 200, 500, 1200, 3000 & 5000.

The Next Gen 100 is an air to water harvesting machine that is capable of producing up to 100 liters of safe drinking water everyday depending on humidity and temperature levels. The intended uses of these machines are for military camps, humanitarianism and disaster relief applications where fresh drinking water is scarce, unavailable or difficult to access. In addition, these machines provide clean water for commercial applications such as in beverage and food manufacturing, for industrial work sites and organizations in remote locations including schools, resorts, hospitals and resource companies.

The Next Gen 200 is an air to water harvesting machine that is capable of producing up to 200 liters of safe drinking water everyday depending on humidity and temperature levels. The intended uses of these machines are for military camps, humanitarianism and disaster relief applications where fresh drinking water is scarce, unavailable or difficult to access. In addition, these machines provide clean water for commercial applications such as in beverage and food manufacturing, for industrial work sites and organizations in remote locations including schools, resorts, hospitals and resource companies.

The Next Gen 500 is an air to water harvesting machine that is capable of producing up to 500 liters of safe drinking water everyday depending on humidity and temperature levels. The intended uses of these machines are for military camps, humanitarianism and disaster relief applications where fresh drinking water is scarce, unavailable or difficult to access. In addition, these machines provide clean water for commercial applications such as in beverage and food manufacturing, for industrial work sites and organizations in remote locations including schools, resorts, hospitals and resource companies.

The Next Gen 1200 is an air to water harvesting machine that is capable of producing up to 1200 liters of safe drinking water everyday depending on humidity and temperature levels. The intended uses of these machines are for military camps, humanitarianism and disaster relief applications where fresh drinking water is scarce, unavailable or difficult to access. In addition, these machines provide clean water for commercial applications such as in beverage and food manufacturing, for industrial work sites and organizations in remote locations including schools, resorts, hospitals and resource companies.

The Next Gen 3000 for commercial industrial use is an air to water harvesting machine that is capable of producing up to 3000 liters of safe drinking water everyday depending on humidity and temperature levels. The intended uses of these machines are for military camps, humanitarianism and disaster relief applications where fresh drinking water is scarce, unavailable or difficult to access. In addition, these machines provide clean water for commercial applications such as in beverage and food manufacturing, for industrial work sites and organizations in remote locations including schools, resorts, hospitals and resource companies.

The Next Gen 5000  is an air to water harvesting machine that is capable of producing up to 5000 liters of safe drinking water everyday depending on humidity and temperature levels. The intended uses of these machines are for military camps, humanitarianism and disaster relief applications where fresh drinking water is scarce, unavailable or difficult to access. In addition, these machines provide clean water for commercial applications such as in beverage and food manufacturing, for industrial work sites and organizations in remote locations including schools, resorts, hospitals and resource companies.

The Next Gen 100, 200, 500, 1200, 3000 and 5,000, one of each, are the machines we acquired through the purchase of inventory from Foreseson Technology Inc. These machines are stored offsite at no cost to the Company and are undergoing testing and evaluation commensurate with the same testing and evaluation as the three prototype machines acquired have endured for the last nine months.

The total purchase price for the Next Gen X,Y & Z.home/office units and the Next Gen 100, 200, 500, 1200, 3000 & 5000 commercial industrial units was $12,946.

The purchase of these machines for $12,946 and the three prototype machines for $3,350 comprise the current inventory as at May 31, 2016 of $16,296.

The keys to success for Next Gen in this business is an extremely precise marketing and implementation plan made up of:

- Providing quality products that can be used in a variety of situations (commercial to disaster relief).

- Utilizing next-generation technology in order to continually improve upon current production options, while differentiating ourselves from our competition.

- Strong negotiation and sales skills, either dealing with charities, celebrities, governments, channel issues and/or barriers to entry, or solving problems with perceptions in order to penetrate our target markets.

- Our global product line must be delivered on time, costs controlled, marketing budgets man-aged. There is a temptation to increase growth at the expense of profits; we will keep a close eye on this temptation in order to live up to our plan.

- Sustaining controlled growth in order to manage start-up costs more efficiently.

Next Gen desires to establish a platform to commercialize the Company's acquired technology and demonstrates the operational and financial viability of the Company. The goal is to fully exploit our technology by marketing and distributing atmospheric water generating products and filtration systems.

Business Objectives

1. To become the premier vendor for water charities, governments and private sector organizations in the new and evolving Atmospheric Water Generating industry.

2. To reach profitability within one year of the company's 2016 product roll-out.

3. To develop additional profit centers to include e-commerce and franchised stores

Financial Objectives

1. Increase product sales to twelve million dollars annually by the end of the second year.

2. Bring gross margin up and maintain that high level by the third year.

3. Improve inventory turnover on an ongoing basis, until "just-in-time" inventory standard by the third year.

4. The company expects to have exponential sales growth once market acceptance and brand recognition is achieved.

Marketing Objectives

1. Establish brand awareness for the Next Gen name and products.

2. Focus on 5 key global markets to increase market penetration and domination.

3. Expand target markets with controlled growth in both public and private sectors

4. Position ourselves as the leading emerging clean tech water company in the world.

Financial Plan

As an emerging company in an emerging and changing industry, we have intentionally designed a conservative plan, looking to ensure the achievement of our corporate goals along with a solid ROI to our investor/partner(s). We will of course revise our financial plan throughout the first year based on actual figures in sales, manufacturing costs, technological advances, personnel, office space, marketing costs, and so on.

Our plan's success is also predicated on the following assumptions:

- Securing money with investor(s)/partner who will bring added value to our company.

- The acceptance of our machines(s) systems by the public, the business sector, water charities and governments.

- The ability to attract strong management to our team as needed.

- Managing growth and production costs so as to maintain projected margins and cash flow.

- Staying ahead of technological advances in this field, and reacting to these changes in a timely and efficient manner.

- Managing the 2015 roll-out with minimal personnel until steady growth necessitates hiring additional department management and support staff.

- Partnering with strong original equipment manufacturer’s quickly in order to penetrate and dominate market share.

- Partnering with industry leaders (such as BP, Four Seasons, Princess Cruise Lines.,) to assist in demonstrating the efficacy of our systems.

- Success in marketing our products for brand awareness and positioning. Adjusting and adapting to the market trends within this new and emerging industry.

COMPETITION

The atmospheric water generator industry is relatively new and is becoming highly competitive. This market segment includes numerous manufacturers, distributors, marketers, and retailers that actively compete for the business and consumer market both in the United States and abroad.

The following are some of our competitors:

Element Four. (www.elementfour.com) is a Canadian based company which produces small household units which produce about 13 quarts of water per day. The company has been in existence for over 5 years and has a number of patents.

Air2 Water Inc. (www.air2water.net) also known as World Wide Water Company. This company holds a patent for atmospheric water generators. Air 2 Water offers two products to their distributors the residential Dolphin 1 and Dolphin

EcoBlue (www.ecoblue.com) has a number of consumer atmospheric water harvesting machines and solar products that it sells through distributors, it's own e-commerce store and through Amazon.com

Island Sky (www.islandsky.com)currently designs, manufacturers and distributes its household and commercial air-to-water machines from its production facilities in China, Mexico and India. Island Sky has defined global markets with distribution in key regions globally.

AWG International (www.awginternational.com) makes a number of smaller consumer models from it's factory in Washington State.

HendrxWater (www.hendrxwater.com) currently produces the atmospheric water harvesting machine model HR residential model, this unit is very similar to the Dolphin 1 and the Dolphin 2 produced by Air 2 Water, and also uses UV to control the bacteria with much the same internal configuration. Fujian Yuxin also produces the EA 500 commercial unit which uses standard DX coils. The residential and commercial units are represented by many different distributers at different levels in the retail market.

Water Maker India (www.watermakerindia.com) currently produces the WM series commercial unit utilizes standard DX technology and comes in a variety of sizes and has begun to market their product in India; currently they do not produce a residential unit for retail sale. Water Maker India has so far been focusing their efforts in the Indian market.

Drinkable Air (www.drinkable-air.com) is a located in Lauderdale Lakes, Florida. It was organized in 2007. Drinkable Air has over 50 distributors in the United States and two in the Pacific Rim. Its atmospheric water machines  utilize an ozone process to kill water borne organisms. The company's product line supports an office and commercial product named Cameleon.

REVENUE

We aim to make revenues on the sale of atmospheric water machines As business grows we might find more possible ways to make revenues which will help to keep business ongoing.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that couldcause us to cease operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a shell company and currently have no employees. Tom Moore and Ka Tin Foo, are non-employee officers and directors of the Company. We intend to hire employees on an as needed basis.

OFFICES

Our executive offices are located at FT B Blk. 1 Victoria Ctr., 15 Watson Road, North Point, Hong Kong. Our phone number is 85225702177. This is the office provided by our Director, Ka Tin Foo. We do not pay any rent to Mr. Ka Tin Foo and there is no agreement to pay any rent in the future.

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which ;we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

 LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the Directors of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive

Officers and/or Directors

 Age               Position

  -------------------------------------                                ---                   --------

Tom Moore

 46

   President, Director and Chief Executive Officer.

227 East Louise Street

Long Beach, California, 90805

Ka Tin Foo

 65

   Secretary, Treasurer, Director and Chief Financial Officer.

FT B 33/F Blk. 1 Victoria Center

15 Watson Road.

North Pont, Hong Kong

On September 14, 2015 Tom Moore, a self-employed businessman based in California U.S.A., joined the Board of Directors and was appointed Director, President and Chief Financial Officer Secretary, Treasurer and Chief Financial Officer of the Company. For the last 5 years, Mr. Moore has been a First nations consultant with the Squamish Nation.

On September 14, 2015 Ka Tin Foo, a self-employed businessman based in Hong Kong., joined the Board of Directors and was appointed Director, Secretary, Treasurer and Chief Financial Officer of the Company. For the last 5 years, Mr. Foo has been an entrepreneur in the manufacturing field, most notably in Asia.

We believe that the specific experience, qualifications and skills of our directors will enable to develop our business.

Both Tom Moore and Ka Tin Foo have been self-employed businessmen in the last 5 years. Neither Tom Moore or Ka Tin Foo have not been an officer or director of any other public companies.

During the past ten years our directors have not been the subject to any of the following events:

 1.   Any bankruptcy petition filed by or against any business of which our directors was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

 2.   Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

 3.   An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting our directors involvement in any type of business, securities or banking activities.

 4.   Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

 5.   Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

 6.   Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

 7.   Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

  i.   Any Federal or State securities or commodities law or regulation; or

  ii.   Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

  iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

 8.   Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our Directors are appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of two members, Tom Moore and Ka Tin Foo, Our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on September 26, 2014 until May 31, 2016:

SUMMARY COMPENSATION TABLE

 Name and

 Principal                                              All Other

 Position           Salary($)  Bonus($)  Compensation($) Totals($)

 --------             ---------     --------              ------------------  ---------------

Tom Moore         -0-             -0-                  $19,000                   -0-

President

Ka Tin Foo         -0-             -0-                  $ 4,000                    -0-

Secretary

Treasurer

- Tom Moore has an office and administrative services agreement dated October 1, 2014 to provide those services to Next Gen for compensation of $750 per month. As at May 31, 2016 this amounted to $15,000. Mr. Moore also received 200,000 restricted common shares for ongoing director services valued at $4,000.

-  Ka Tin Foo received 200,000 restricted common shares for ongoing director services valued at $4,000.

Tom Moore and Ka Tin Foo currently devote approximately twenty hours per week to manage the affairs of the Company. They have agreed to work with no cash remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently  existing plan provided or contributed to by the company or any of its subsidiaries, if any.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Tom Moore will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

There is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Tom Moore or Ka Tin Foo, directly or indirectly, from the Company.

In support of the Company's efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since September 26, 2014 (Inception) through May 31, 2016, the Company's President has invoiced the Company $15,000 to pay for operating expenses. As of May 31, 2016, the amount outstanding was $15,000 (2015 -$7,000). The loan is non-interest bearing, due upon demand and unsecured.

As at May 31, 2016 a business associate has loaned the Company $8,500 to pay for start up costs and professional fees. As of May 31, 2016, the amount outstanding was $8,500 (2015 - $450). The loan is non-interest bearing, due upon demand and unsecured.

As of August 31, 2015, a business associate has loaned the Company $50,000 to pay for research and development costs. As of May 31, 2016, the amount outstanding was $Nil (2015 -$37,500), as the shareholder elected to take shares valued at $0.02 per share for a total of 2,500,000 restricted common shares, which were issued November 24, 2015.

As at May 31, 2016, a business associate was paid $3,350 for the acquisition of inventory and issued 500,000 restricted common shares valued at $10,000 for the acquisition of technology and other proprietary information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following  table sets forth  certain  information  concerning  the number of shares of our common  stock owned  beneficially  as of November 30, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any  class of our  voting  securities,  (ii) our  director,  and or (iii) our officer.  Unless  otherwise  indicated,  the stockholder  listed  possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and address of Beneficial Owner	Amount of Benificial Ownership	Nature Beneficial Ownership	Percent of Class
Common	Tom Moore	200,000	Director’s fees	4.5%
	227 East Louise Street
	Long Beach, CA, 90805

Common	Ka Tin Foo	200,000	Director’s fees	4.5%
	FT B 33/F BLK 1 Victoria Ctr.
	15 Watson Rd, North Point, HK

Common	Robert Klein	200,000	Advisory Board Member fees	4.5%
	3A – 445 S.W. Marine Drive
	Vancouver, B.C., V5X 2P9

Common	Asiatic Management Consultants	500,000	Real Property Assignment	11.31%
	6490 W. Desert Inn Rd.		Agreement
	Las Vegas, NVC, 89146

Common	May Joan Liu	320,000	Private Placement Agreement	7.24%
	1066 Groveland Road
	West Vancouver, B.C., V7S 1Z4

Common	Robert Klein	327,000	Private PlacementAgreement	7.4%
	3A – 445 S.W. Marine Drive
	Vancouver, B.C., V5X 2P9

Common	Domain Land Holdings Ltd.	175,000	Private Placement Agreement	3.96%
	806 – 1288 Alberni St.
	Vancouver, B.C., V6E 4N5

Common	Palisades Financial Ltd.	900,000	Research & Development	20.36%
	806 – 1288 Alberni St		Agreement
	Vancouver, B.C., V6E 4N5

Common	Domain Land Holdings Ltd.	700,000	Research & Development	15.83%
	806 – 1288 Alberni St.		Agreement
	Vancouver, B.C., V6E 4N5

Common	1063244 Alberta Ltd.	900,000	Research & Development	20.36%
	5129 142nd Street		Agreement
	Edmonton, AB, T6B 4B6

Common	Total	4,422,000

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of May 31, 2016, there were 4,422,000 shares of our common stock issued and outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 400,000 shares of common stock were issued to officers and directors, 200,000 common shares were issued to an advisory member, 2,500,000 shares of common stock were issued pursuant to a research and development agreement, 500,000 shares of common stock were issued pursuant to a real property assignment agreement and 822,000 shares were issued pursuant to three private placement subscription agreements, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for sale at the price of $0.05 per share.

This is a self-underwritten offering, and Tom Moore our President, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Tom Moore will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer:

     1.   Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2.   Our officers and directors will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3.   Our officers and directors are not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

     4.   Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Under Paragraph 3a4-1(a)(4)(iii), our officers and directors must restrict their participation to any one or more of the following activities:

 A.   Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by his of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

 B.   Responding to inquiries of potential purchaser in a communication initiated by the potential purchaser provided, however, that the content of such responses are limited ;to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

 C.   Performing ministerial and clerical work involved in effecting any transaction.

Our officers and directors do not intend to purchase ;any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus.

Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effectiveamendment to thisregistrationstatementwillbefiled disclosing thenameofany broker-dealers,thenumber of shares of common stockinvolved,the price at which the commonstock is to be sold, thecommissionspaid ordiscountsor concessionsallowedtosuch broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

PENNY STOCK REGULATIONS

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

          -    execute and deliver a subscription agreement; and

          -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Next Gen Water Corporation Ltd.." The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of may 31, 2016, there were 4,422,000 shares of our common  stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada. Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Next Gen Water Corporation Ltd. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Gillespie & Associates, PLLC, our independent  registered  public  accounting firm, has audited our financial  statements  included in this prospectus and  registration statement  to the extent and for the periods  set forth in their  audit  report  has  presented  its report  with  respect to our audited financial statements.

LEGAL MATTERS

Dean Law Corp. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

FINANCIAL STATEMENTS

Our fiscal year end is August 31, 2015. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited Gillespie & Associates, PLLC Our financial statements from inception to August 31, 2015, immediately follow:

NEXT GEN WATER CORPORATION LTD.

 FINANCIAL STATEMENTS

AUGUST 31, 2015

GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA  98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Next Gen Water Corp. Ltd.

We have audited the accompanying balance sheet of Next Gen Water Corp. Ltd. as of August 31, 2015 and the related statements of operations, stockholders' deficit and cash flows for the period from September 26, 2014 (inception) through August 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, subject to the condition noted in the following paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of Next Gen Water Corp. Ltd. for the year ended August 31, 2015 and the results of its operations and cash flows for the year for the period from September 26, 2014 (inception) through August 31, 2015 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note #1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ GILLESPIE & ASSOCIATES, PLLC

Seattle, Washington

March 14, 2016

  NEXT GEN WATER CORPORATION LTD.

 BALANCE SHEET

August 31, 2015

CURRENT ASSETS
Cash	$ 466

TOTAL CURRENT ASSETS	466

TOTAL ASSETS	$ 466

CURRENT LIABILITIES
Due to related parties	9,250

TOTAL CURRENT LIABILITIES	9,250

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.001 par value, 750,000,000 shares authorized
Issued and outstanding: Nil common shares	-
Additional paid-in capital	-
Shares to be issued	50,000
Deficit accumulated during the development stage	(58,784)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(8,784)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 466

The accompanying notes are an integral part of these financial statements

  NEXT GEN WATER CORPORATION LTD.

 STATEMENT OF OPERATIONS

Results of Operations from September 26,2014 (inception) to August 31,2015

GENERAL AND ADMINISTRATIVE EXPENSES
Office and general	$ 8,784
Research and Development Costs	50,000
TOTAL EXPENSES	58,784

Loss before Income Taxes	(58,784)
Income Tax Provision	-

NET LOSS	$ (58,784)

The accompanying notes are an integral part of these financial statements.

NEXT GEN WATER CORPORATION LTD.

 STATEMENT OF STOCKHOLDERS DEFICIT

Common Stock			Additional			Stockholders'
	Number of Shares	Amount	Paid-in Capital	Shares To be Issued	Accumulated Deficit	Equity (Deficiency)
Balance, September 26, 2014	-	$ -	$ -	$ -	$ -	$ -

2,500,000 shares to be issued for Research and Development Agreement at $0.02	-	-	-	50,000	-	50,000
Net Loss					(58,784)	(58,784)

Balance, August 31, 2015	-			$ 50,000	$ (58,784)	$ (8,784)

The accompanying notes are an integral part of these financial statements.

  NEXT GEN WATER CORPORATION LTD.

 STATEMENT OF CASH FLOWS

From September 26, 2014 (inception) to August 31 , 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (58,784)
Adjustments to reconcile net loss to net cash used in operating activities:
- net changes in working capital items	-

NET CASH FLOWS (USED IN) OPERATING ACTIVITIES	(58,784)

CASH FLOWS FROM INVESTING ACTIVITIES

NET CASH FLOWS USED IN INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Loan to fund Research & Development expenses	50,000
Advances from related parties	9,250

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	59,250

NET INCREASE IN CASH	466

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$ 466

The accompanying notes are an integral part of these consolidated financial statements.

NEXT GEN WATER CORPORATION LTD.

NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2015

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Next Gen Water Corporation Ltd. was incorporated on September 26, 2014 in the State of Nevada as Jobswipe Corporation   On September 17, 2015, the Company changed its name to Next Gen Water Corporation Ltd. In 2016, the Company filed a Registration Statement Form S1 to become a fully reporting Company on the OTC: BB. Since inception the Company has  devoted  substantially  all of its efforts to establishing a new business. While  operations have not commenced,  the Company has generated expenses and no revenue from the limited efforts. The Company's activities  are subject to  significant  risks and  uncertainties including failure to secure additional funding to properly execute the company's business plan. The Company has adopted an August 31 fiscal year end. Next Gen Water Corporation Ltd., is a developer, manufacturer and distributor of Atmospheric Water Harvester (AWH) technology. This technology provides a cost-effective solution to the global shortage of drinking water by extracting water from air and turning it into clean, healthy drinking water. The technology transforms available water vapor from air humidity into great tasting drinking water by using refrigeration technology that condenses water vapor. AWH machines continuously simulate the "dew point" allowing water to be collected even in relatively low-humidity conditions.

Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

The  Company's  financial  statements  as of August 31, 2015 been  prepared  using generally  accepted  accounting  principles  in the  United  States  of  America applicable to a going concern,  which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The Company has incurred a cumulative net loss from inception (September 26, 2014) through August 31, 2015 of $58,784.  These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company  will need,  among other things,  additional  capital  resources.  Management's  plan is to  obtain  such resources for the Company by obtaining  capital from  management and significant  shareholders sufficient  to meet its  minimal  operating  expenses  and seeking equity and/or debt financing.  However management cannot provide any assurances that the Company will be successful in  accomplishing  any of its plans.  These financial   statements do not include  any   adjustments   related  to  there coverability and classification of assets or the amounts and classification of liabilities  that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the Company's financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Concentration of Credit Risk

Cash in bank accounts are at risk to the extent that they exceed U.S. Federal Deposit Insurance Corporation and Canadian Deposit Insurance Corporation insured amounts. To minimize risk, the Company places its cash with high credit quality institutions. All cash is deposited in one prominent Canadian financial institution.

Fair Value of Financial Instruments

The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities, including cash, notes receivable, accounts payable, and amounts due to related parties approximate their carrying value due to the short-term maturity of the instruments.

Start-Up Costs

In accordance with ASC 720, "Start up Costs",  the Company  expenses all costs incurred in connection with the start-up and organization of the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (con't.)

Research and Development Costs

Costs of research activities undertaken with the prospect of gaining new scientific or technical knowledge and understanding are expensed as incurred.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC Topic 830 "Foreign Currency Matters", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates that prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. A valuation allowance is established against deferred tax assets that do not meet the criteria for recognition. In the event the Company were to determine that it would be able to realize deferred income tax assets in the future in excess of their net recorded amount, the would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

The Company follows the accounting guidance which provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized initially and in subsequent periods. Also included is guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Recent Accounting Pronouncements

There have been no recent accounting pronouncements not yet adopted by the Company which would have a material impact on our financial statements at August 31, 2015.

NEXT GEN WATER CORPORATION LTD.

NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2015

NOTE 3 – RESEARCH AND DEVELOPMENT AGREEMENT

The Company entered into a research and development technology agreement dated September 30, 2014 to participate in technology development research and development resulting in the commercialization of the results of this research in producing an innovative air to water harvesting machine that will produce varying amounts of cleaning drinking water per day. The terms of the agreement are for one year and the Company is required to pay $50,000 due and payable in equal instalments of $12,500, the first payment being due upon the effective date of October 1, 2014 (all payments made). The payments were made by a shareholder on behalf of the Company and the shareholder has elected to take restricted common shares in the Company in lieu of a cash repayment, these restricted common shares will be issued at $0.02 per share to the shareholder or her designates. See Subsequent event note 7. In accordance with accounting policies, the research and development costs have been expensed in the period.

NOTE 4 – CAPITAL STOCK

The Company has 750,000,000 shares of common stock authorized with a par value of $0.001 per share.

No shares have been issued from inception on September 26, 2014 to August 31, 2015. See Subsequent Events Note 7.

NOTE 5 – RELATED PARTY TRANSACTIONS

In  support  of the  Company's  efforts  and cash  requirements,  it may rely on advances  from related  parties until such time that the Company can support its operations  or  attains  adequate  financing  through  sales  of its  equity  or traditional debt financing.  There is no formal written commitment for continued support by officers, directors, or shareholders.  Amounts represent advances or amounts paid in satisfaction of liabilities.  The advances are  considered temporary in nature and have not been formalized by a promissory note.

Since September 26, 2014 (Inception) through August 31, 2015, the Company's President has invoiced the Company $8,250 to pay for operating expenses pursuant to an office and administration agreement dated October 1, 2014. As of August 31, 2015, the amount outstanding was $8,250. The loan is non-interest bearing, due upon demand and unsecured.

Since September 26, 2014 (Inception)  through August 31, 2015,  a business associate has loaned the Company $1,000 to pay for start up costs.  As of August 31, 2015, the amount outstanding was $1,000. The loan is non-interest bearing, due upon demand and unsecured.

Since September 26, 2014 (Inception)  through August 31, 2015,  a business associate  has loaned the Company $50,000 to pay for research and development costs.  As of August 31, 2015, the amount outstanding was $50,000, which the business associate has elected to take in shares valued at $0.02 per share for a total of 2,500,000 restricted common shares to be issued.

NOTE 6 – INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the  period  ended  August 31, 2015 to the  Company's  effective  tax rate is as follows:

Income tax expense at statutory rate     (19,987)

Change in valuation allowance                19,987

                                                                    ---------

Income tax expense                                 $       --

                                                                    =====

NEXT GEN WATER CORPORATION LTD.

NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2015

NOTE 6 – INCOME TAXES  (con't.)

The tax effects of temporary differences that give rise to the  Company's  net deferred tax assets as of August  31, 2015 are as follows:

Net Operating Loss                                  (19,987)

Valuation allowance                                  19,987

                                                                    ---------

Net deferred tax asset                              $      --

                                                                    =====

The Company has approximately $58,700 of net operating  losses ("NOL")  carried forward to offset  taxable  income in future  years which expire  commencing  in fiscal 2035. In assessing  the  realization  of deferred tax assets,  management considers  whether it is more  likely  than not that some  portion or all of the deferred tax assets will be realized.  The ultimate  realization of deferred tax assets is dependent  upon the  generation  of future  taxable  income during the periods in which  those  temporary  differences become deductible.  Management considers the scheduled  reversal of deferred tax liabilities,  projected future taxable income and tax planning  strategies in making this assessment.  Based on the assessment, management has established a full valuation  allowance against all of the  deferred tax asset  relating to NOLs for every period  because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent material events through March 16, 2016 and noted the following transactions

a.

2,500,000 restricted common shares at $0.02 per share for a value of $50,000 pursuant to a research and  development agreement dated September 30, 2014.

b.

500,000 restricted common shares at $0.02 per share for a value of $10,000 pursuant to real property assignment agreement dated October 23, 2015.

c.

600,000 restricted common shares at $0.02 per share for a value of $12,000 to two directors and one advisory board member pursuant to services rendered.

d.

822,000 restricted common shares at $0.02 per share for proceeds of $16,440 pursuant to three private placement subscription agreements dated in October 2015.

.

NEXT GEN WATER CORPORATION LTD.

 FINANCIAL STATEMENTS

NOVEMBER 30, 2015

  NEXT GEN WATER CORPORATION LTD.

  BALANCE SHEET

	November 30, 2015 Unaudited	August 31, 2015 Audited

CURRENT ASSETS
Cash	$ 491	$ 466
Inventory	16,296	-

TOTAL CURRENT ASSETS	16,787	466

Intangible Asset	10,000	-

TOTAL ASSETS	$ 26,787	$ 466

CURRENT LIABILITIES
Due to related parties	11,500	9,250

TOTAL CURRENT LIABILITIES	11,500	9,250

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.001 par value, 750,000,000 shares authorized
Issued and outstanding: 4,422,000 common shares (August 31, 2015 – Nil)	4,422	-
Additional paid-in capital	84,018	-
Shares to be issued	-	50,000
Deficit accumulated during the development stage	(73,153)	(58,784)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	15,287	(8,784)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 26,787	$ 466

The accompanying notes are an integral part of these financial statements

  NEXT GEN WATER CORPORATION LTD.

 STATEMENT OF OPERATIONS

	Three Months Ended November 30, 2015 Unaudited	Results of Operations from September 26,2014 (inception) to August 31,2015 Audited

GENERAL AND ADMINISTRATIVE EXPENSES
Office and general	$ 2,369	$ 8,784
Wages and Salaries	12,000	-
Research and Development Costs	-	50,000
TOTAL EXPENSES	14,369	58,784

Loss before Income Taxes	(14,369)	(58,784)
Income Tax Provision	-	-

NET LOSS	$ (14,369)	$ (58,784)

BASIC & DILUTED LOSS PER COMMON SHARE	$ (0.05)	$ -
B BASIC & DILUTED WEIGHTED AVG. COMMON	312,861	-

The accompanying notes are an integral part of these financial statements.

 NEXT GEN WATER CORPORATION LTD.

 STATEMENT OF CASH FLOWS

	Three Months ended November 30, 2015 Unaudited	From September 26, 2014 (inception) to August 31 , 2015 Audited

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (14,369)	$ (58,784)
Adjustments to reconcile net loss to net cash used in operating activities:
- fees and services paid for with common shares	12,000	-
- inventory	(16,296)	-

NET CASH FLOWS (USED IN) OPERATING ACTIVITIES	(18,665)	(58,784)

CASH FLOWS FROM INVESTING ACTIVITIES

NET CASH FLOWS USED IN INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds on sale of common stock	16,440	-
Loan to fund Research & Development expenses	-	50,000
Net advances from related parties	2,250	9,250

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	18,690	59,250

NET INCREASE IN CASH	25	466

CASH, BEGINNING OF PERIOD	466	-

CASH, END OF PERIOD	$ 491	$ 466

          Supplemental disclosure of non-cash investing and financing activities:

	November 30, 2015	August 31, 2015

Shares issued for other intangible assets	$ 10,000	$ -

Shares issued for debt settlement	$ 50,000	$ -

Shares issued for fees and services	$ 12,000	$ -

          The Company paid no cash for interest and income taxes for the three months

          Ended November 30, 2015 and the period from September 26, 2014 (inception)

          to August 31, 2015

The accompanying notes are an integral part of these consolidated financial statements.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2015 - Unaudited

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Next Gen Water Corporation Ltd. was incorporated on September 26, 2014 in the State of Nevada as Jobswipe Corporation   On September 17, 2015, the Company changed its name to Next Gen Water Corporation Ltd. The Company's principal offices are located at FT B 33/F Blk. 1 Victoria Center, 15 Watsdon Road, North Point, Hong Kong. In 2016, the Company filed a Registration Statement Form S1 to become a fully reporting Company on the OTC: BB. Since inception the Company has  devoted  substantially  all of its efforts to establishing a new business. While  operations have not commenced,  the Company has generated expenses and no revenue from the limited efforts.

The Company's  activities  are subject to  significant  risks and  uncertainties including failure to secure additional funding to properly execute the company's business plan. The Company has adopted an August 31 fiscal year end.

Next Gen Water Corporation Ltd., is a developer, manufacturer and distributor of Atmospheric Water Harvester (AWH) technology. This technology provides a cost-effective solution to the global shortage of drinking water by extracting water from air and turning it into clean, healthy drinking water. The technology transforms available water vapor from air humidity into great tasting drinking water by using refrigeration technology that condenses water vapor. AWH machines continuously simulate the "dew point" allowing water to be collected even in relatively low-humidity conditions.

Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

The  Company's  financial  statements  as of November 30, 2015 been  prepared  using generally  accepted  accounting  principles  in the  United  States  of  America applicable to a going concern,  which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The Company has incurred a cumulative net loss from inception (September 26, 2014) through November 30, 2015 of $73,153.  These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things,  additional  capital  resources.  Management's  plan is to  obtain  such resources for the Company by obtaining  capital from  management and significant  shareholders sufficient  to meet its  minimal  operating  expenses  and seeking equity and/or debt financing.  However management cannot provide any assurances that the Company will be successful in  accomplishing  any of its plans.  These financial   statements   do  not include  any   adjustments   related  to  the recoverability and classification of assets or the amounts and classification of liabilities  that might be necessary should the Company be unable to continue as a going concern.

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions.  Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles for complete financial statements.  These unaudited interim financial statements as at November 30, 2015 should be read in conjunction with the audited  financial statements for the period ended August 31, 2015 referenced in the financial information filed with the OTC Markets.  In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.

The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period.  Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions that could have a material effect on the reported amounts of the Company's financial position and results of operations.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2015 - Unaudited

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION (con't.)

Operating results for the three months ended November 30, 2015 are not necessarily indicative of the results that may be expected for the year ending August 31, 2016.

A Certificate of Amendment to its Articles of Incorporation was filed with the State of Nevada changing the name to Next Gen Water Corporation Ltd. This name change did not involve a change in the issued or authorized capital of the Company. The name change was effective May 20, 2014.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the Company's financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Concentration of Credit Risk

Cash in bank accounts are at risk to the extent that they exceed U.S. Federal Deposit Insurance Corporation and Canadian Deposit Insurance Corporation insured amounts. To minimize risk, the Company places its cash with high credit quality institutions. All cash is deposited in one prominent Canadian financial institution.

Fair Value of Financial Instruments

The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities, including cash, notes receivable, accounts payable, and amounts due to related parties approximate their carrying value due to the short-term maturity of the instruments.

Intangible Assets

Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 350, "Intangibles-Goodwill and Other" requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of ASC 350. This standard also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment The Company's intangible assets consist of the acquisition of technology and other proprietary information of an Air to Water System for which three working prototype machines have been delivered by the manufacturer. Upon evaluation of the prototype machines, the Company will confirm the Order of Mold and the manufacturer the Order of Engineering to manufacture a brand of sellable machines. The Company determined that the intangibles have indefinite useful lives and will be reviewed annually for impairment. (see Note 4).

Start-Up Costs

In accordance with ASC 720, "Start up Costs", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Research and Development Costs

Costs of research activities undertaken with the prospect of gaining new scientific or technical knowledge and understanding are expensed as incurred.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC Topic 830 "Foreign Currency Matters", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates that prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2015 - Unaudited

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (con't.)

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.  A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize the future benefit, or if the future deductibility is uncertain.

Loss per Common Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury method.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Inventory

Inventories consist of merchandise held for sale in the ordinary course of business, including cost of freight and other miscellaneous acquisition costs, and are stated at the lower of cost, or market determined on the first-in-first-out basis. The Company records a write-down for inventories, which have become obsolete or are in excess of anticipated demand or net realizable value. The Company performs a detailed review of inventory each period that considers multiple factors including demand forecasts, market conditions, product life cycle status, product development plans and current sales levels. If future demand or market conditions for the Company's products are less favourable than forecasted or if unforeseen changes negatively affect the utility of the Company's inventory, it may be required to record additional write-downs, which would negatively affect gross margins in the period when the write-downs are recorded. If actual market conditions are more favorable, the Company may have higher gross margins when products incorporating inventory that were previously written down are sold.

Recent Accounting Pronouncements

There have been no recent accounting pronouncements not yet adopted by the Company which would have a material impact on our financial statements at November 30, 2015.

NOTE 3 – RESEARCH AND DEVELOPMENT AGREEMENT

The Company entered into a research and development technology agreement dated September 30, 2014 to participate in technology development research and development resulting in the commercialization of the results of this research in producing an innovative air to water harvesting machine that will produce varying amounts of cleaning drinking water per day. The terms of the agreement are for one year and the Company is required to pay $50,000 due and payable in equal instalments of $12,500, the first payment being due upon the effective date of October 1, 2014 (all payments made). The payments were made by a shareholder on behalf of the Company and the shareholder has elected to take restricted common shares in the Company in lieu of a cash repayment, these restricted common shares were issued at $0.02 per share to the shareholder or her designates.  In accordance with accounting policies, the research and development costs were expensed in the year ended August 31, 2015. No further research and development costs were incurred in the three month period ending November 30, 2015.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2015 - Unaudited

NOTE 4 –  INTANGIBLE ASSET

On October 23, 2015, the Company signed an agreement with Asiatic Management Consultants Ltd. ("Asiatic") for the acquisition of technology and other proprietary information of an Air to Water System for which three working prototype machines that have been delivered by the manufacturer. Upon evaluation of the prototype machines, the Company will confirm the Order of Mold and the manufacturer the Order of Engineering to manufacture a brand of sellable machines. Under the terms of the agreement, the Company will pay Asiatic $3,350 for the acquisition of three prototype machines for the Company's inventory and issue 500,000 restricted common shares to Asiatic. On November 24, 2015, the Company approved and issued 500,000 restricted common shares valued at $10,000 to Asiatic. In addition, after the evaluation of the prototype machines, the Company is required to process orders for an Order of Mold in the amount of $60,000. The Air to Water System include an air water generation function, a purification system for drinking water, hot and cold water dispensers, anti-bacteria safeguards and are CSA, UL  electronic certificate achievable. During the three months ended November 30, 2015, the Company capitalized $10,000 in intangible costs. (August 31 - $Nil). Amortization for intangible assets purchased from Asiatic Management Consultants Ltd. will be recorded over the estimated useful life of the assets when determined using the straight-line method for financial statement purposes when the product or service has been delivered or performed and invoiced by the Company and it begins to recognize revenues.

NOTE 5 – CAPITAL STOCK

The Company has 750,000,000 shares of common stock authorized with a par value of $0.001 per share.

During the three months ended November 30, 2015, the Company issued:

a.

2,500,000 restricted common shares at $0.02 per share for a value of $50,000 pursuant to a research and development agreement dated September 30, 2014. (See Note 3)

b.

500,000 restricted common shares at $0.02 per share for a value of $10,000 pursuant to real property assignment agreement dated October 23, 2015. (See Note 4)

c.

600,000 restricted common shares at $0.02 per share for a value of $12,000 to two directors and one advisory board member pursuant to services rendered.

d.

822,000 restricted common shares at $0.02 per share for proceeds of $16,440 pursuant to three private placement subscription agreements dated in October 2015.

NOTE 6 – RELATED PARTY TRANSACTIONS

In  support  of the  Company's  efforts  and cash  requirements,  it may rely on advances  from related  parties until such time that the Company can support its operations  or  attains  adequate  financing  through  sales  of its  equity  or traditional debt financing.  There is no formal written commitment for continued support by officers, directors, or shareholders.  Amounts represent advances or amounts paid in satisfaction of liabilities.  The advances are  considered temporary in nature and have not been formalized by a promissory note.

Since September 26, 2014 (Inception)  through November 30, 2015,  the Company's  President has invoiced the Company $10,500 to pay for operating  expenses.  As of November 30, 2015, the amount outstanding was $10,500. The loan is non-interest bearing, due upon demand and unsecured.

As at November 30, 2015 a business associate has loaned the Company $1,000 to pay for start up costs.  As of November 30, 2015, the amount outstanding was $1,000. The loan is non-interest bearing, due upon demand and unsecured.

As of August 31, 2015, a business associate has loaned the Company $50,000 to pay for research and development costs.  As at November 30, 2015, the amount outstanding was $Nil as the shareholder elected to take in shares valued at $0.02 per share for a total of 2,500,000 restricted common shares, which were issued November 24, 2015.

NOTE 7 – INCOME TAXES

As of November 30, 2015, the Company had net operating loss carryforwards of  $73,153 that may be available to reduce future years' taxable income and will expire between the years 2016 - 2036.  Availability of tax losses is subject to change of ownership limitations under Internal Revenue Code 382.  Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to November 30, 2015 to the date these financial statements were issued on April 9, 2016, and has determined that it does not have any material subsequent events to disclose in these financial statements

NEXT GEN WATER CORPORATION LTD.

 FINANCIAL STATEMENTS

FEBRUARY 29, 2016

(Unaudited)

  NEXT GEN WATER CORPORATION LTD.

 BALANCE SHEET

	February 29, 2016 Unaudited	August 31, 2015 Audited

CURRENT ASSETS
Cash	$ 325	$ 466
Inventory	16,296	-

TOTAL CURRENT ASSETS	16,621	466

Intangible Asset	10,000	-

TOTAL ASSETS	$ 26,621	$ 466

CURRENT LIABILITIES AccountsPayable	$ 4,000	-
Due to related parties	17,250	9,250

TOTAL CURRENT LIABILITIES	21,250	9,250

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.001 par value, 750,000,000 shares authorized
Issued and outstanding: 4,422,000 common shares (August 31, 2015 – Nil)	4,422	-
Additional paid-in capital	84,018	-
Shares to be issued	-	50,000
Deficit accumulated during the development stage	(83,069)	(58,784)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	9,371	(8,784)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 26,621	$ 466

The accompanying notes are an integral part of these financial statements

  NEXT GEN WATER CORPORATION LTD.

 STATEMENT OF OPERATIONS

(Unaudited)

	Three months ended February 29, 2016 February 28, 2015		Six months ended February 29, 2016 February 28, 2015
	2016	2015	2016	2015
GENERAL AND ADMINISTRATIVE EXPENSES
Office and General	$2,416	$2,278	$4,785	$4,191
Professional Fees	7,500	-	7,500	-
Wages and Salaries	-	-	12,000	-
Research and Development Costs	-	12,500	-	25,000
TOTAL EXPENSES	9,916	14,778	24,285	29,191
LOSS BEFORE INCOME TAXES	(9,916)	(14,778)	(24,285)	(29,191)
Income Tax Provision	-	-	-	-

NET LOSS	$ ((9,916)	$ (14,778)	$ (24,285)	$ (29,191)

BASIC AND DILUTED INCOME (LOSS) PER SHARE	$ (0.00)	$ (0.00)	$ (0.01)	$ (0.00)
WEIGHTED AVG. COMMON SHARES OUTSTANDING - BASIC AND DILUTED	$4,422,000	$ (0.00)	$2,367,341	$ (0.00)

The accompanying notes are an integral part of these consolidated financial statements.

 NEXT GEN WATER CORPORATION LTD.

 STATEMENT OF CASH FLOWS

(Unaudited)

	Six Months ended February 29, 2016	Six Months ended February 28, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (24,285)	$ (29,191)
Adjustments to reconcile net loss to net cash used in operating activities:
- fees and services paid for with common shares	12,000	-
- inventory - net changes in working capital items	(16,296) 4,000	- -

NET CASH FLOWS (USED IN) OPERATING ACTIVITIES	(24,581)	(29,191)

CASH FLOWS FROM INVESTING ACTIVITIES

NET CASH FLOWS USED IN INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds on sale of common stock	16,440	-
Loan to fund Research & Development expenses	-	25,000
Net advances from related parties	8,000	4,750

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	24,440	29,750

NET INCREASE(DECREASE) IN CASH	(141)	559

CASH, BEGINNING OF PERIOD	466	-

CASH, END OF PERIOD	$ 325	$ 559

          Supplemental disclosure of non-cash investing and financing activities:

	February 29, 2016	February 28, 2015

Shares issued for other intangible assets	$ 10,000	$ -

Shares issued for debt settlement	$ 50,000	$ -

Shares issued for fees and services	$ 12,000	$ -

The Company paid no cash for interest and income taxes for the six months  Ended February 29, 2016 and February 28, 2015.

The accompanying notes are an integral part of these consolidated financial statements.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 29, 2016 - Unaudited

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Next Gen Water Corporation Ltd. was incorporated on September 26, 2014 in the State of Nevada as Jobswipe Corporation. On September 17, 2015, the Company changed its name to Next Gen Water Corporation Ltd. The Company's principal offices are located at FT B 33/F Blk. 1 Victoria Center, 15 Watson Road, North Point, Hong Kong. In 2016, the Company filed a Registration Statement Form S1 to become a fully reporting Company on the OTC: BB. Since inception the Company has devoted substantially  all of its efforts to establishing a new business. While operations have not commenced,the Company has generated expenses and no revenue from the limited efforts.

The Company's activities  are subject to  significant  risks and  uncertainties including failure to secure additional funding to properly execute the company's business plan. The Company has adopted an August 31 fiscal year end.

Next Gen Water Corporation Ltd., is a developer, manufacturer and distributor of Atmospheric Water Harvester (AWH) technology. This technology provides a cost-effective solution to the global shortage of drinking water by extracting water from air and turning it into clean, healthy drinking water. The technology transforms available water vapor from air humidity into great tasting drinking water by using refrigeration technology that condenses water vapor. AWH machines continuously simulate the “dew point” allowing water to be collected even in relatively low-humidity conditions.

Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

The Company's financial  statements  as of February 29, 2016 been  prepared  using generally  accepted  accounting  principles  in the  United  States  of  America applicable to a going concern,  which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The Company has incurred a cumulative net loss from inception (September 26, 2014) through February 29, 2016 of $83,069.  These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital  resources.  Management's plan is to obtain such resources for the Company by obtaining capital from  management and significant  shareholders  sufficient  to meet its  minimal  operating  expenses  and seeking equity and/or debt financing.  However management cannot provide any assurances that the Company will be successful in  accomplishing  any of its plans.  These financial   statements   do not   include any adjustments  related  to  the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions.  Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles for complete financial statements.  These unaudited interim financial statements as at February 29, 2016 should be read in conjunction with the audited financial statements for the period ended August 31, 2015 referenced in the financial information filed with the OTC Markets.  In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.

The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period.  Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions that could have a material effect on the reported amounts of the Company's financial position and results of operations.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 29, 2016 - Unaudited

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION (con't.)

Operating results for the six months ended February 29, 2016 are not necessarily indicative of the results that may be expected for the year ending August 31, 2016.

A Certificate of Amendment to its Articles of Incorporation was filed with the State of Nevada changing the name to Next Gen Water Corporation Ltd. This name change did not involve a change in the issued or authorized capital of the Company. The name change was effective May 20, 2014.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the Company's financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Concentration of Credit Risk

Cash in bank accounts are at risk to the extent that they exceed U.S. Federal Deposit Insurance Corporation and Canadian Deposit Insurance Corporation insured amounts. To minimize risk, the Company places its cash with high credit quality institutions. All cash is deposited in one prominent Canadian financial institution.

Fair Value of Financial Instruments

The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities, including cash, notes receivable, accounts payable, and amounts due to related parties approximate their carrying value due to the short-term maturity of the instruments.

Intangible Assets

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350, “Intangibles-Goodwill and Other” requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of ASC 350. This standard also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment The Company's intangible assets consist of the acquisition of technology and other proprietary information of an Air to Water System for which three working prototype machines have been delivered by the manufacturer. Upon evaluation of the prototype machines, the Company will confirm the Order of Mold and the manufacturer the Order of Engineering to manufacture a brand of sellable machines. The Company determined that the intangibles have indefinite useful lives and will be reviewed annually for impairment. (see Note 4).

Start-Up Costs

In accordance with ASC 720, "Start up Costs", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Research and Development Costs

Costs of research activities undertaken with the prospect of gaining new scientific or technical knowledge and understanding are expensed as incurred.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC Topic 830 “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates that prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 29, 2016 - Unaudited

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (con't.)

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.  A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize the future benefit, or if the future deductibility is uncertain.

Loss per Common Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury method.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Inventory

Inventories consist of merchandise held for sale in the ordinary course of business, including cost of freight and other miscellaneous acquisition costs, and are stated at the lower of cost, or market determined on the first-in-first-out basis. The Company records a write-down for inventories, which have become obsolete or are in excess of anticipated demand or net realizable value. The Company performs a detailed review of inventory each period that considers multiple factors including demand forecasts, market conditions, product life cycle status, product development plans and current sales levels. If future demand or market conditions for the Company's products are less favourable than forecasted or if unforeseen changes negatively affect the utility of the Company's inventory, it may be required to record additional write-downs, which would negatively affect gross margins in the period when the write-downs are recorded. If actual market conditions are more favorable, the Company may have higher gross margins when products incorporating inventory that were previously written down are sold.

Recent Accounting Pronouncements

There have been no recent accounting pronouncements not yet adopted by the Company which would have a material impact on our financial statements at February 29, 2016.

NOTE 3 – RESEARCH AND DEVELOPMENT AGREEMENT

The Company entered into a research and development technology agreement dated September 30, 2014 to participate in technology development research and development resulting in the commercialization of the results of this research in producing an innovative air to water harvesting machine that will produce varying amounts of cleaning drinking water per day. The terms of the agreement are for one year and the Company is required to pay $50,000 due and payable in equal instalments of $12,500, the first payment being due upon the effective date of October 1, 2014 (all payments made). The payments were made by a shareholder on behalf of the Company and the shareholder has elected to take restricted common shares in the Company in lieu of a cash repayment, these restricted common shares were issued at $0.02 per share to the shareholder or her designates.  In accordance with accounting policies, the research and development costs were expensed in the year ended August 31, 2015. No further research and development costs were incurred in the six month period ending February 29, 2016.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 29, 2016 - Unaudited

NOTE 4 –  INTANGIBLE ASSET

On October 23, 2015, the Company signed an agreement with Asiatic Management Consultants Ltd. (“Asiatic”) for the acquisition of technology and other proprietary information of an Air to Water System for which three working prototype machines that have been delivered by the manufacturer. Upon evaluation of the prototype machines, the Company will confirm the Order of Mold and the manufacturer the Order of Engineering to manufacture a brand of sellable machines. Under the terms of the agreement, the Company will pay Asiatic $3,350 for the acquisition of three prototype machines for the Company's inventory and issue 500,000 restricted common shares to Asiatic. On November 24, 2015, the Company approved and issued 500,000 restricted common shares valued at $10,000 to Asiatic. In addition, after the evaluation of the prototype machines, the Company is required to process orders for an Order of Mold in the amount of $60,000. The Air to Water System include an air water generation function, a purification system for drinking water, hot and cold water dispensers, anti-bacteria safeguards and are CSA, UL  electronic certificate achievable. During the six months ended February, 2016, the Company capitalized $10,000 in intangible costs. (August 31 - $Nil). Amortization for intangible assets purchased from Asiatic Management Consultants Ltd. will be recorded over the estimated useful life of the assets when determined using the straight-line method for financial statement purposes when the product or service has been delivered or performed and invoiced by the Company and it begins to recognize revenues.

NOTE 5 – CAPITAL STOCK

The Company has 750,000,000 shares of common stock authorized with a par value of $0.001 per share.

During the six months ended February 29, 2016, the Company issued:

a.

2,500,000 restricted common shares at $0.02 per share for a value of $50,000 pursuant to a research and development agreement dated September 30, 2014. (See Note 3)

b.

500,000 restricted common shares at $0.02 per share for a value of $10,000 pursuant to real property assignment agreement dated October 23, 2015. (See Note 4)

c.

600,000 restricted common shares at $0.02 per share for a value of $12,000 to two directors and one advisory board member pursuant to services rendered.

d.

822,000 restricted common shares at $0.02 per share for proceeds of $16,440 pursuant to three private placement subscription agreements dated in October 2015.

During the six months ended February 29, 2015, the Company issued no shares.

NOTE 6 – RELATED PARTY TRANSACTIONS

In support of the Company's  efforts  and cash  requirements,  it may rely on advances  from related  parties until such time that the Company can support its operations  or  attains  adequate  financing  through  sales  of its  equity  or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders.  Amounts represent advances or amounts paid in satisfaction of liabilities.  The advances are  considered temporary in nature and have not been formalized by a promissory note.

Since September 26, 2014 (Inception) through February 29, 2016, the Company's President has invoiced the Company $12,750 to pay for operating expenses. As of February 29, 2016, the amount outstanding was $12,750 (August 2015 - $8,250). The loan is non-interest bearing, due upon demand and unsecured.

As at February 29, 2016 a business associate has loaned the Company $4,500 to pay for start up costs and professional fees.  As of February 29, 2016, the amount outstanding was $4,500 (2015 - $1,000). The loan is non-interest bearing, due upon demand and unsecured.

As of August 31, 2015, a business associate has loaned the Company $50,000 to pay for research and development costs.  As at February 29, 2016, the amount outstanding was $Nil as the shareholder elected to take shares valued at $0.02 per share for a total of 2,500,000 restricted common shares, which were issued November 24, 2015.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 29, 2016 - Unaudited

NOTE 6 – RELATED PARTY TRANSACTIONS (con't.)

As at February 29, 2016, a business associate was paid $3,350 for the acquisition of inventory and issued 500,000 restricted common shares valued at $10,000 for the acquisition of technology and other proprietary information

(See Note 4).

NOTE 7 – INCOME TAXES

As of February 29, 2016, the Company had net operating loss carryforwards of  $83,069 that may be available to reduce future years' taxable income and will expire between the years 2016 - 2036.  Availability of tax losses is subject to change of ownership limitations under Internal Revenue Code 382.  Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to February 29, 2016 to the date these financial statements were issued on October 7, 2016, and has determined that it does not have any material subsequent events to disclose in these financial statements

NEXT GEN WATER CORPORATION LTD.

 FINANCIAL STATEMENTS

MAY 31, 2016

(Unaudited)

  NEXT GEN WATER CORPORATION LTD.

 BALANCE SHEET

	May 31, 2016 Unaudited	August 31, 2015 Audited

CURRENT ASSETS
Cash	$ 294	$ 466
Inventory	16,296	-

TOTAL CURRENT ASSETS	16,590	466

Intangible Asset	10,000	-

TOTAL ASSETS	$ 26,590	$ 466

CURRENT LIABILITIES
Due to related parties	23,500	9,250

TOTAL CURRENT LIABILITIES	23,500	9,250

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.001 par value, 750,000,000 shares authorized
Issued and outstanding: 4,422,000 common shares (August 31, 2015 – Nil)	4,422	-
Additional paid-in capital	84,018	-
Shares to be issued	-	50,000
Deficit accumulated during the development stage	(85,350)	(58,784)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	3,090	(8,784)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 26,590	$ 466

The accompanying notes are an integral part of these financial statements

  NEXT GEN WATER CORPORATION LTD.

 STATEMENT OF OPERATIONS

(Unaudited)

	Three months ended May 31		Nine months ended May 31,
	2016	2015	2016	2015
GENERAL AND ADMINISTRATIVE EXPENSES
Office and General	$ 2,281	$ 2,297	$ 7,066	$ 6,488
Professional Fees	-	-	7,500	-
Wages and Salaries	-	-	12,000	-
Research and Development Costs	-	12,500	-	37,500
TOTAL EXPENSES	2,281	14,797	26,566	43,988
LOSS BEFORE INCOME TAXES	(2,281)	(14,797)	(26,566)	(43,988)
Income Tax Provision	-	-	-	-

NET LOSS	$ (2,281)	$ (14,797)	$ (26,566)	$ (43,988)

BASIC AND DILUTED INCOME (LOSS) PER SHARE	$ (0.00)	$ (0.00)	$ (0.01)	$ (0.00)
WEIGHTED AVG. COMMON SHARES OUTSTANDING - BASIC AND DILUTED	$4,422,000	$ (0.00)	$3,057,226	$ (0.00)

The accompanying notes are an integral part of these financial statements.

 NEXT GEN WATER CORPORATION LTD.

 STATEMENT OF CASH FLOWS

(Unaudited)

	Nine Months ended May 31, 2016	Nine Months ended May 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (26,566)	$ (43,988)
Adjustments to reconcile net loss to net cash used in operating activities:
- fees and services paid for with common shares	12,000	-
- inventory	(16,296)	-

NET CASH FLOWS (USED IN) OPERATING ACTIVITIES	(30,862)	(43,988)

CASH FLOWS FROM INVESTING ACTIVITIES

NET CASH FLOWS USED IN INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds on sale of common stock	16,440	-
Loan to fund Research & Development expenses	-	37,500
Net advances from related parties	14,250	7,000

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	30,690	44,500

NET INCREASE(DECREASE) IN CASH	(172)	512

CASH, BEGINNING OF PERIOD	466	-

CASH, END OF PERIOD	$ 294	$ 512

          Supplemental disclosure of non-cash investing and financing activities:

	May 31, 2016	May 31, 2015

Shares issued for other intangible assets	$ 10,000	$ -

Shares issued for debt settlement	$ 50,000	$ -

Shares issued for fees and services	$ 12,000	$ -

          The Company paid no cash for interest and income taxes for the nine months Ended May 31, 2016 and May 31, 2015

The accompanying notes are an integral part of these consolidated financial statements.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2016 - Unaudited

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Next Gen Water Corporation Ltd. was incorporated on September 26, 2014 in the State of Nevada as Jobswipe Corporation.   On September 17, 2015, the Company changed its name to Next Gen Water Corporation Ltd. The Company's principal offices are located at FT B 33/F Blk. 1 Victoria Center, 15 Watson Road, North Point, Hong Kong. In 2016, the Company filed a Registration Statement Form S1 to become a fully reporting Company on the OTC: BB. Since inception the Company has devoted substantially all of its efforts to establishing a new business. While operations have not commenced, the Company has generated expenses and no revenue from the limited efforts. The Company's activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the company's business plan. The Company has adopted an August 31 fiscal year end.

Next Gen Water Corporation Ltd., is a developer, manufacturer and distributor of Atmospheric Water Harvester (AWH) technology. This technology provides a cost-effective solution to the global shortage of drinking water by extracting water from air and turning it into clean, healthy drinking water. The technology transforms available water vapor from air humidity into great tasting drinking water by using refrigeration technology that condenses water vapor. AWH machines continuously simulate the "dew point" allowing water to be collected even in relatively low-humidity conditions.

Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

The Company's financial statements as of May 31, 2016 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has incurred a cumulative net loss from inception (September 26, 2014) through May 31, 2016 of $85,350.  These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders ufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions.  Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles for complete financial statements.  These unaudited interim financial statements as at May 31, 2016 should be read in conjunction with the audited financial statements for the period ended August 31, 2015 referenced in the financial information filed with the OTC Markets.  In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.

The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period.  Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions that could have a material effect on the reported amounts of the Company's financial position and results of operations.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2016 - Unaudited

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION (con't.)

Operating results for the nine months ended May 31, 2016 are not necessarily indicative of the results that may be expected for the year ending August 31, 2016.

A Certificate of Amendment to its Articles of Incorporation was filed with the State of Nevada changing the name to Next Gen Water Corporation Ltd. This name change did not involve a change in the issued or authorized capital of the Company. The name change was effective May 20, 2014.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the Company's financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Concentration of Credit Risk

Cash in bank accounts are at risk to the extent that they exceed U.S. Federal Deposit Insurance Corporation and Canadian Deposit Insurance Corporation insured amounts. To minimize risk, the Company places its cash with high credit quality institutions. All cash is deposited in one prominent Canadian financial institution.

Fair Value of Financial Instruments

The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities, including cash, notes receivable, accounts payable, and amounts due to related parties approximate their carrying value due to the short-term maturity of the instruments.

Intangible Assets

Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 350, "Intangibles-Goodwill and Other" requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of ASC 350. This standard also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment The Company's intangible assets consist of the acquisition of technology and other proprietary information of an Air to Water System for which three working prototype machines have been delivered by the manufacturer. Upon evaluation of the prototype machines, the Company will confirm the Order of Mold and the manufacturer the Order of Engineering to manufacture a brand of sellable machines. The Company determined that the intangibles have indefinite useful lives and will be reviewed annually for impairment. (see Note 4).

Start-Up Costs

In accordance with ASC 720, "Start up Costs", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Research and Development Costs

Costs of research activities undertaken with the prospect of gaining new scientific or technical knowledge and understanding are expensed as incurred.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC Topic 830 "Foreign Currency Matters", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates that prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2016 - Unaudited

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (con't.)

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize the future benefit, or if the future deductibility is uncertain.

Loss per Common Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury method.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Inventory

Inventories consist of merchandise held for sale in the ordinary course of business, including cost of freight and other miscellaneous acquisition costs, and are stated at the lower of cost, or market determined on the first-in-first-out basis. The Company records a write-down for inventories, which have become obsolete or are in excess of anticipated demand or net realizable value. The Company performs a detailed review of inventory each period that considers multiple factors including demand forecasts, market conditions, product life cycle status, product development plans and current sales levels. If future demand or market conditions for the Company's products are less favourable than forecasted or if unforeseen changes negatively affect the utility of the Company's inventory, it may be required to record additional write-downs, which would negatively affect gross margins in the period when the write-downs are recorded. If actual market conditions are more favorable, the Company may have higher gross margins when products incorporating inventory that were previously written down are sold.

Recent Accounting Pronouncements

There have been no recent accounting pronouncements not yet adopted by the Company which would have a material impact on our financial statements at May 31, 2016.

NOTE 3 – RESEARCH AND DEVELOPMENT AGREEMENT

The Company entered into a research and development technology agreement dated September 30, 2014 to participate in technology development research and development resulting in the commercialization of the results of this research in producing an innovative air to water harvesting machine that will produce varying amounts of cleaning drinking water per day. The terms of the agreement are for one year and the Company is required to pay $50,000 due and payable in equal instalments of $12,500, the first payment being due upon the effective date of October 1, 2014 (all payments made). The payments were made by a shareholder on behalf of the Company and the shareholder has elected to take restricted common shares in the Company in lieu of a cash repayment, these restricted common shares were issued at $0.02 per share to the shareholder or her designates.  In accordance with accounting policies, the research and development costs were expensed in the year ended August 31, 2015. No further research and development costs were incurred in the nine month period ending May 31, 2016.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2016 - Unaudited

NOTE 4 –  INTANGIBLE ASSET

On October 23, 2015, the Company signed an agreement with Asiatic Management Consultants Ltd. ("Asiatic") for the acquisition of technology and other proprietary information of an Air to Water System for which three working prototype machines that have been delivered by the manufacturer. Upon evaluation of the prototype machines, the Company will confirm the Order of Mold and the manufacturer the Order of Engineering to manufacture a brand of sellable machines. Under the terms of the agreement, the Company will pay Asiatic $3,350 for the acquisition of three prototype machines for the Company's inventory and issue 500,000 restricted common shares to Asiatic. On November 24, 2015, the Company approved and issued 500,000 restricted common shares valued at $10,000 to Asiatic. In addition, after the evaluation of the prototype machines, the Company is required to process orders for an Order of Mold in the amount of $60,000. The Air to Water System include an air water generation function, a purification system for drinking water, hot and cold water dispensers, anti-bacteria safeguards and are CSA, UL electronic certificate achievable. During the nine months ended May 31, 2016, the Company capitalized $10,000 in intangible costs. (August 31 - $Nil). Amortization for intangible assets purchased from Asiatic Management Consultants Ltd. will be recorded over the estimated useful life of the assets when determined using the straight-line method for financial statement purposes when the product or service has been delivered or performed and invoiced by the Company and it begins to recognize revenues.

NOTE 5 – CAPITAL STOCK

The Company has 750,000,000 shares of common stock authorized with a par value of $0.001 per share.

During the nine months ended May 31, 2016, the Company issued:

a.

2,500,000 restricted common shares at $0.02 per share for a value of $50,000 pursuant to a research and development agreement dated September 30, 2014. (See Note 3)

b.

500,000 restricted common shares at $0.02 per share for a value of $10,000 pursuant to real property assignment agreement dated October 23, 2015. (See Note 4)

c.

600,000 restricted common shares at $0.02 per share for a value of $12,000 to two directors and one advisory board member pursuant to services rendered.

d.

822,000 restricted common shares at $0.02 per share for proceeds of $16,440 pursuant to three private placement subscription agreements dated in October 2015.

During the nine months ended May 31, 2015, the Company issued no shares.

NOTE 6 – RELATED PARTY TRANSACTIONS

In support of the Company's efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since September 26, 2014 (Inception) through May 31, 2016, the Company's President has invoiced the Company $15,000 to pay for operating expenses. As of May 31, 2016, the amount outstanding was $15,000 ( August 2015 - $8,250). The loan is non-interest bearing, due upon demand and unsecured.

As at May 31, 2016 a business associate has loaned the Company $8,500 to pay for start up costs and professional fees. As of May 31, 2016, the amount outstanding was $8,500 ( August 2015 - $1,000). The loan is non-interest bearing, due upon demand and unsecured.

As of August 31, 2015, a business associate has loaned the Company $50,000 to pay for research and development costs. As of May 31, 2016, the amount outstanding was $Nil as the shareholder elected to take shares valued at $0.02 per share for a total of 2,500,000 restricted common shares, which were issued November 24, 2015.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2016 - Unaudited

NOTE 6 – RELATED PARTY TRANSACTIONS (con't.)

As at May 31, 2016, a business associate was paid $3,350 for the acquisition of inventory and issued 500,000 restricted common shares valued at $10,000 for the acquisition of technology and other proprietary information (See Note 4).

NOTE 7 – INCOME TAXES

As of May 31, 2016 the Company had net operating loss carryforwards of $85,350 that may be available to reduce future years' taxable income and will expire between the years 2016 - 2036. Availability of tax losses is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to May 31, 2016 to the date these financial statements were issued on October 7, 2016 and has determined that it does not have any material subsequent events to disclose in these financial statements

PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

NEXT GEN WATER CORPORATION LTD.

DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL  _____________  ___, 2016, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

         SEC Registration Fee                   $      25.18

         Auditor Fees and Expenses        $ 3,000.00

         Legal Fees and Expenses            $ 3,000.00

         EDGAR fees                                  $ 1,000.00

         Transfer Agent Fees                    $   500.00

         Micellenous

     $   474.82

                                                                   ---------

         TOTAL                                          $ 8,000.00

                                                             =========

----------

(1)  All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Next Gen's Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Next Gen, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended:

Title of Class	Name and address of Beneficial Owner	Amount of Benificial Ownership	Nature Beneficial Ownership	Percent of Class
Common	Tom Moore	200,000	Director’s fees	4.5%
	227 East Louise Street
	Long Beach, CA, 90805

Common	Ka Tin Foo	200,000	Director’s fees	4.5%
	FT B 33/F BLK 1 Victoria Ctr.
	15 Watson Rd, North Point, HK

Common	Robert Klein	200,000	Advisory Board Member fees	4.5%
	3A – 445 S.W. Marine Drive
	Vancouver, B.C., V5X 2P9

Common	Asiatic Management Consultants	500,000	Real Property Assignment	11.31%
	6490 W. Desert Inn Rd.		Agreement
	Las Vegas, NVC, 89146

Common	May Joan Liu	320,000	Private Placement Agreement	7.24%
	1066 Groveland Road
	West Vancouver, B.C., V7S 1Z4

Common	Robert Klein	327,000	Private PlacementAgreement	7.4%
	3A – 445 S.W. Marine Drive
	Vancouver, B.C., V5X 2P9

Common	Domain Land Holdings Ltd.	175,000	Private Placement Agreement	3.96%
	806 – 1288 Alberni St.
	Vancouver, B.C., V6E 4N5

Common	Palisades Financial Ltd.	900,000	Research & Development	20.36%
	806 – 1288 Alberni St		Agreement
	Vancouver, B.C., V6E 4N5

Common	Domain Land Holdings Ltd.	700,000	Research & Development	15.83%
	806 – 1288 Alberni St.		Agreement
	Vancouver, B.C., V6E 4N5

Common	1063244 Alberta Ltd.	900,000	Research & Development	20.36%
	5129 142nd Street		Agreement
	Edmonton, AB, T6B 4B6

Common	Total	4,422,000

We issued the foregoing restricted shares of common stock to our s officers, directors and advisory Board memebers pursuant to Section 4(2) of the Securities Act of 1933. They are sophisticated investors and are in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit

Number                 Description of Exhibit

------                       ----------------------

  3.1         Articles of Incorporation of the Registrant*

  3.2         Bylaws of the Registrant*

  5.1         Opinion of Dean Law Corp.*

 10.1        Research and Development Agreement*

 10.2        Real Property Assignment Agreement*

 10.3        Private Placement Subscription Agreements*

 10.4        Office and Administrative Services Agreement*

 10.5        Next Gen 3000 Prototype Model*

 23.1        Consent of Auditors, Gillespie & Associates, PLLC

 23.2        Consent of Dean Law Corp. (contained in exhibit 5.1)*

* Previously filed on FORM S-1 on April 12, 2016)

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)   To file, during any period in which offers or sales of securities are being made, a post- effective amendment to this registration statement to:

 (i)  Include any prospectus  required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

 (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

 (iv) Any other  communication  that is an offer in the offering made by the undersigned  registrant to the purchaser.

Insofar as indemnification  for liabilities  arising under the Securities Act of 1933 (the "Act") may be permitted  to our  directors,  officers and  controlling persons  pursuant to the provisions  above,  or otherwise,  we have been advised that in the opinion of the SEC such  indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this day, October 13, 2016.

 NEXT GEN WATER CORPORATION LTD.

 By: /s/ Tom Moore

 ---------------------------------------

 Name:  Tom Moore

 Title: President and Chief Executive Officer

By: /s/ Ka Tin Foo

 ---------------------------------------

 Name:  Ka Tin Foo

 Title: Secretary, Treasurer and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

     Signature                          Title

 Date

/s/ Tom Moore          President, Chief Executive Officer and Director

 October 13, 2016

/s/ Ka Tin Foo           Secretary, Treasurer, Chief Financial Officer and Director

October 13, 2016

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